Exhibit 10.41

FIFTH AMENDMENT TO THIRD AMENDED AND
RESTATED SENIOR LOAN AND SECURITY AGREEMENT

           This Fifth Amendment to Third Amended and Restated Senior Loan and Security Agreement ("Fifth Amendment") entered into as of August 23, 2002, by and among Interpool, Inc. ("Interpool"), Interpool Limited ("Limited"), Interpool Finance Corp. ("Finance") and Trac Lease, Inc. ("TracLease"), each with an address at 211 College Road East, Princeton, New Jersey 08540 (each a "Borrower" and collectively "Borrowers"), Wachovia Bank, N.A., successor to CoreStates Bank, N.A., and f/k/a First Union National Bank, as agent ("Agent") and as lender, PNC Bank, National Association, a national banking corporation, in its capacity as syndication agent and as lender ("PNC" or "Syndication Agent"), and Fleet National Bank (successor by merger to Bank Boston, N.A.), a national banking corporation, in its capacity as documentation agent and as lender ("Fleet" or "Documentation Agent"), along with each of the other lenders listed on the signature pages hereof, in their capacity as lenders (singly, each, including First Union, PNC and Fleet in their capacity as lenders, is a "Lender" and collectively, they are referred to as "Lenders").

BACKGROUND

           A. On or about December 19, 1997, Borrowers, Agent, and PNC, certain Lenders and certain other banking institutions entered into the Third Amended and Restated Senior Loan and Security Agreement (as has been and may be further amended, supplemented or replaced from time to time, the "Loan Agreement") pursuant to which such banking institutions agreed to make certain advances to Borrowers under amended and restated terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

           B. On November 12, 1998, Lenders and Borrowers entered into the First Amendment to Third Amended and Restated Senior Loan and Security Agreement whereby, inter alia, certain banking institutions exited the Credit Facility, other banking institutions became Lenders, the Maximum Credit Limit was increased to $215,000,000 and the Current Term of the Credit Facility was extended to May 31, 2000.

           C. On May 26, 2000, the parties hereby entered into the Second Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the Current Term of the Credit Facility was further extended from May 31, 2000 to July 31, 2000 and certain other performance pricing changes were made.

           D. On July 20, 2000, the parties hereby entered into the Third Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the Current Term of the Credit Facility was further extended to July 31, 2005, PNC was made the Syndication Agent, Fleet was made the Documentation Agent and certain other amendments to the Loan Agreement were made.

           E. On October 6, 2000, the parties entered into the Fourth Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the parties entered into certain Interest Hedging Instruments and made certain other amendments to the Loan Agreement.

           F. Borrowers have informed Lenders that Interpool is consolidating its financial statements (the "Consolidation") to include Container Applications International, Inc. ("CAI"), a fifty percent owned subsidiary of Interpool in which Interpool has a majority position of the CAI Board of Directors. Due to the Consolidation, Interpool has failed to timely file its 10-Q for the period ending June 30, 2002 (the "Delayed Filing") with the Securities and Exchange Commission as required by law. This Delayed Filing may constitute a violation of Section 6.2 (f) of the Loan Agreement. Borrowers have requested that Lenders make a one time amendment to address the Delayed Filing.

           NOW, THEREFORE, with the foregoing background incorporated by reference, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Amendment to Section 6.2(f).

                     a. Section 6.2(f) is hereby deleted in its entirety and replaced with the following:

(f) Compliance with Laws - Each Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitations environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices) which violation may materially adversely affect the business; provided, however, that notwithstanding the foregoing, Interpool shall be permitted to file its 10-Q for the period ending June 30, 2002 with the Securities and Exchange Commission by a date on or before September 30, 2002 without being deemed to have violated this covenant. Each Borrower shall also obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of such Borrower.

           2. CAI is not a Borrower. Borrowers represent, warrant and covenant that CAI is not, and shall in no event be deemed to be, a Borrower under the Loan Agreement and CAI shall not be entitled to utilize the proceeds of any Loan, whether pursuant to Section 2.8 of the Loan Agreement or otherwise.

           3. Representations and Warranties. Borrowers represents and warrants to Lenders:

                     a. By execution of this Fifth Amendment, Borrowers reconfirm all warranties and representations made to Lenders under the Loan Agreement and Loan Documents and restates such warranties and representations as of the date hereof all of which shall be deemed continuing until all of the Obligations from Lenders are paid and satisfied in full.

                     b. The execution and delivery by Borrowers of this Fifth Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) except for the Delayed Filing, are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

                     c. This Fifth Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

                     d. After giving effect to this Fifth Amendment, no Default or Event of Default is outstanding.

           4. No Waiver. Except as otherwise provided herein, this Fifth Amendment does not and shall not be deemed to constitute a waiver by Agent or Lenders of any Event of Default under the Loan Documents, including without limitation, the Notes, or the Loan Agreement, of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Agent or Lenders to agree to any further modifications of the terms of any of the Loan Documents or constitute a waiver of any other rights or remedies of Agent or Lenders.

           5. Collateral. Borrowers covenant, confirm and agree that as security for the repayment of the Obligations, and any extensions, renewals, replacements, restructurings, or modifications thereof, Lenders have, and shall continue to have, a continuing first perfected lien on and security interest in all of the Collateral. Borrowers acknowledge and agree that nothing herein contained in any way impairs Lenders' rights or priority in such security.

           6. Effectiveness Conditions. This Fifth Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lenders, Agent and Agent's counsel):

                     a. Execution and delivery by Borrowers to Lenders of this Fifth Amendment; and

                     b. Payment by Borrowers of all fees, costs and expenses incurred by Lenders in connection with this Fifth Amendment.

           7. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

           8. Governing Law. This Fifth Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

           9. Integration. Except as expressly provided herein, all terms and conditions of the Loan Documents remain in full force and effect, unless such terms or conditions are no longer applicable by their terms. To the extent the provisions of this Fifth Amendment are expressly inconsistent with the provisions of the Loan Documents, the provisions of this Fifth Amendment shall control.

           10. Counterparts and Facsimile. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures by facsimile shall bind the parties hereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered as of the day and year first above written.

BORROWERS: INTERPOOL, INC. By: INTERPOOL, LIMITED By: TRAC LEASE, INC. By: INTERPOOL FINANCE CORP. By:

LENDERS:

WACHOVIA BANK, N.A., as Agent and Lender

By:

PNC BANK, NATIONAL ASSOCIATION, as
Syndication Agent and Lender

By:

FLEET NATIONAL BANK, as Documentation
Agent and Lender

By:

THE CHASE MANHATTAN BANK, as Lender

By:

CREDIT LYONNAIS AMERICAS, as Lender

By:

UNION BANK OF CALIFORNIA, N.A., as Lender

By:

LASALLE BANK NATIONAL ASSOCIATION,
as Lender

By:

NATIONAL CITY BANK, as Lender

By: